EXHIBIT 23.2



                CONSENT OF REGISTERED INDEPENDENT ACCOUNTING FIRM

As registered independent accountants of P-Com, Inc., we hereby consent to the use of our report dated February 26, 2004, except for Note 17, as to which the date is March 4, 2004, in the Registration Statement (Form S-8) of P-Com, Inc. filed with the Securities and Exchange Commission.


                                        /s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
November 9, 2004